UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 29, 2009
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices, including zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Novell, Inc. (the “Company”) approved an amendment to the Novell, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), to become effective as of January 1, 2010.

Under the terms of the Deferred Compensation Plan prior to the amendment, the Company was required to make matching contributions to each participant’s account of up to 4% of each participant’s compensation that is deferred under the Deferred Compensation Plan, reduced by any Company matching contributions under the Novell, Inc. 401(k) Retirement and Savings Plan (the “401(k) Plan”).

Pursuant to the amendment, in the event of a suspension of matching contributions under the 401(k) Plan, the benefit received by participants under the Deferred Compensation Plan will be reduced by the amount of the matching contribution of the 401(k) Plan that would have been made to the participant absent the suspension. The purpose of the amendment is to prevent an unintended increase in employer matching contributions under the Deferred Compensation Plan in the event of a suspension of matching contributions under the 401(k) Plan.

The foregoing description of the amendment to the Deferred Compensation Plan is qualified in its entirety by reference to the copy of the amendment, which is attached as Exhibit 10.1 and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	First Amendment to the Novell, Inc. Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc.
Date: November 2, 2009	By /s/ Dana C. Russell Dana C. Russell Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 10.1	First Amendment to the Novell, Inc. Deferred Compensation Plan